EXHIBIT 10.19

AMENDMENT 2009-1

MERCURY GENERAL CORPORATION

PROFIT SHARING PLAN

WHEREAS, Mercury General Corporation (the “Company”) maintains the Mercury General Corporation Profit Sharing Plan (the “Plan”); and

WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan; and

WHEREAS, the Company deems it necessary, and in the best interests of the Plan and the Company, to amend the Plan to reflect a suspension of Employer Matching Contributions under the Plan effective April 1, 2009. Such suspension shall not apply to any Participant who is (as determined by the Company) employed by Auto Insurance Specialists, LLC, AIS Management, LLC, or Poliseek AIS Insurance Solutions, Inc.

NOW, THEREFORE, the Plan is amended, effective as of the dates specified below, as follows:

1.	Effective as of April 1, 2009, Section 3.3 of the Plan is hereby amended by adding a new subsection (c) to read as follows:

“(c) Suspension of Employer Matching Contributions

Notwithstanding the above or anything else in this Plan, with respect to all Participants (other than those Participants who the Company determines in its sole discretion are employed by Auto Insurance Specialists, LLC, AIS Management, LLC, or Poliseek AIS Insurance Solutions, Inc.) for each payroll period or other interval determined by the Company in its sole discretion, commencing on or after April 1, 2009, all Employer Matching Contributions as described above in this Section 3.3 shall be suspended.”

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this amendment to the Plan this 14th day of May, 2009.

MERCURY GENERAL CORPORATION

By:	/s/ Gabriel Tirador

Its:	President and CEO